Exhibit 99.2

MB BANCORP, INC. TO BEGIN TRADING

Forest Hill, Maryland, December 29, 2014 – MB Bancorp, Inc. (the “Company”), a Maryland corporation and the holding company for Madison Bank of Maryland (the “Bank”), previously announced the completion of the Company’s stock offering and the Bank’s mutual-to-stock conversion.

The shares of common stock sold in the offering are expected to begin trading on the OTC Pink Marketplace on Tuesday, December 30, 2014 under the trading symbol “MBCQ”.

Madison Bank of Maryland is a federally chartered savings bank serving the financial needs of its customers in Baltimore and Harford counties in Maryland. Madison Bank of Maryland conducts business from its corporate headquarters and main office in Forest Hill, Maryland and two full-service branch offices located in Aberdeen and Perry Hall, Maryland.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA. The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. For information on some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” in the Company’s prospectus dated November 12, 2014, as filed with the Securities and Exchange Commission on November 20, 2014.

Contact:

MB Bancorp, Inc.

Julia A. Newton, 410-420-9600

President and Chief Executive Officer

jnewton@mbofmd.com